Exhibit 24
POWER OF ATTORNEY
ArQule, Inc. Amended and Restated 1996 Director Stock Option Plan
     KNOW ALL PERSONS BY THESE PRESENTS, that each undersigned director and/or officer of ArQule, Inc., a corporation organized under the laws of the state of Delaware (the “Company”), hereby constitutes and appoints each of Stephen A. Hill, Louise A. Mawhinney and Robert J. Connaughton, Jr. (each, an “Agent”, and collectively, “Agents”) his or her true and lawful attorney-in-fact and agent for and in his name, place and stead, in any and all capacities, to sign execute and affix his or her seal to and file with the Securities and Exchange Commission (or any other governmental or regulatory authority) a Registration Statement on Form S-8 or any other appropriate form and all amendments or supplements (including post-effective amendments) thereto with all exhibits and any and all documents required to be filed therewith or with respect thereto, relating to the registration of an additional 150,000 shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) issuable pursuant to the ArQule, Inc. Amended and Restated 1996 Director Stock Option Plan. Each signatory further grants to the Agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, in the judgment of such Agent, to be done in connection with any such signing and filing, as full to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all that said Agents, or any of them, may lawfully do or cause to be done by virtue hereof.
     This Power of Attorney may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which constitute but one and the same instrument.

Signature	Title	Date

/s/ Stephen A. Hill Stephen A. Hill	President, Chief Executive Officer and Director (Principal Executive Officer)	September 26, 2005

/s/ Louise A. Mawhinney Louise A. Mawhinney	Vice President, Chief Financial Officer and Treasurer (Principal Accounting and Financial Officer)	September 27, 2005

/s/ Patrick J. Zenner Patrick Zenner	Chairman of the Board	September 27, 2005

/s/ Laura Avakian Laura Avakian	Director	September 27, 2005

/s/ Michael J. Astrue Michael J. Astrue	Director	September 27, 2005

Signature	Title	Date

/s/ Timothy C. Barabe Timothy C. Barabe	Director	September 26, 2005

/s/ Werner Cautreels Werner Cautreels	Director	September 27, 2005

/s/ Tuan Ha-Ngoc Tuan Ha-Ngoc	Director	September 27, 2005

/s/ Ronald M. Lindsay Ronald M. Lindsay	Director	September 28, 2005

/s/ William G. Messenger William Messenger	Director	September 23, 2005